Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2007, in the Registration Statement (Form S-l No. 333-00000) and related Prospectus of Altra Holdings, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
Boston, Massachusetts
May 30, 2007